                                   ADAMS GOLF                       EXHIBIT 11-1

                    COMPUTATION OF INCOME (Loss) PER SHARE

                                                      Years Ended December 31,                Three Months Ended March 31,
                                             ----------------------------------------         ----------------------------
                                                 1995          1996           1997                1997           1998
                                             ----------------------------------------         ----------------------------
                                                                                                      (Unaudited)
BASIC INCOME (Loss) PER SHARE:

Net Income (Loss)                            $ (242,669)   $    12,747    $(4,654,217)        $    45,295      $ 5,642,348
                                             ----------------------------------------         ----------------------------
                                             ----------------------------------------         ----------------------------
Weighted Average Shares Outstanding           4,423,146     11,234,794     12,519,392          11,873,234       17,662,189
                                             ----------------------------------------         ----------------------------
                                             ----------------------------------------         ----------------------------
Income (Loss) Per Share                      $    (0.05)          0.00    $     (0.37)        $      0.00      $      0.32
                                             ----------------------------------------         ----------------------------
                                             ----------------------------------------         ----------------------------


DILUTED INCOME (Loss) PER SHARE:

Net Income (Loss)                            $ (242,669)   $    12,747    $(4,654,217)        $    45,295      $ 5,642,348
                                             ----------------------------------------         ----------------------------
                                             ----------------------------------------         ----------------------------
Weighted Average Shares Outstanding           4,423,146     11,234,794     12,519,392          11,873,234       17,662,189
Effect of Dilutive Shares-Stock Options*             --             --             --                  --          678,263
                                             ----------------------------------------         ----------------------------
Total Weighted Average Dilutive Shares        4,423,146     11,234,794     12,519,392          11,873,234       18,340,452
                                             ----------------------------------------         ----------------------------
Income (Loss) Per Share                      $    (0.05)   $      0.00    $     (0.37)        $      0.00      $      0.31
                                             ----------------------------------------         ----------------------------
                                             ----------------------------------------         ----------------------------


* Stock options outstanding for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 were not considered in the computation of net income (loss) per common share since their effect is immaterial or antidilutive.